As filed with the United States Securities and Exchange Commission on January 8, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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GW PHARMACEUTICALS PLC

(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

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England and Wales	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Porton Down Science Park, Salisbury
Wiltshire, SP4 0JQ
United Kingdom
(44) 198 055-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
(212) 590-9330

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

David S. Bakst Mayer Brown LLP 1675 Broadway New York, NY 10019 Telephone: (212) 506 2500 Facsimile: (212) 262 1910	Justin D. Gover, Chief Executive Officer
Adam D. George, Chief Financial Officer
GW Pharmaceuticals plc
Porton Down Science Park, Salisbury
Wiltshire, SP4 0JQ
United Kingdom
Telephone: (44) 198 055-7000
Facsimile: (44) 198 055-7111	Jonathan L. Kravetz Daniel T. Kajunski Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 542-6000 Facsimile: (617) 542-2241

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-192969

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per ADS (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, par value £0.001 per share	6,087,300	$36.00	$18,261,900	$2,353

(1)	These ordinary shares are represented by the Registrant’s American depositary shares, each of which represents 12 ordinary shares of the Registrant. Such American depositary shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-187978).

(2)	Includes 793,980 ordinary shares underlying 66,165 American depositary shares that the underwriters may purchase pursuant to their option to purchase additional American depositary shares, if any.

(3)	Based on the public offering price.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-192969) initially filed by GW Pharmaceuticals plc (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 20, 2013, which was declared effective by the Commission on January 8, 2014, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on January 9, 2014), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on January 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, England, on January 8, 2014.

GW PHARMACEUTICALS PLC

By:	/s/ Justin Gover
Name: Title:	Justin Gover Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin Gover	Chief Executive Officer and Director	January 8, 2014
Justin Gover	(Principal Executive Officer)

/s/ Adam George	Chief Financial Officer and Director	January 8, 2014
Adam George	(Principal Financial and Accounting Officer)

*	Director	January 8, 2014
Dr. Geoffrey Guy

*	Director	January 8, 2014
Dr. Stephen Wright

*	Director	January 8, 2014
Chris Tovey

*	Director	January 8, 2014
James Noble

*	Director and Authorized U.S. Representative	January 8, 2014
Cabot Brown

*	Director	January 8, 2014
Thomas Lynch

* By: /s/ Justin Gover
Justin Gover Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Mayer Brown International LLP as to the validity of the securities being offered under the laws of GW Pharmaceuticals plc’s jurisdiction of organization.
23.1	Consent of Deloitte LLP.
23.2	Consent of Mayer Brown International LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of GW Pharmaceuticals plc (File No. 333-192969), initially filed with the Securities and Exchange Commission on December 20, 2013).